UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 2, 2026

PROCEPT BIOROBOTICS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-40797	26-0199180
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
150 Baytech Drive
San Jose, California 95134
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (650) 232-7200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	PRCT	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 2, 2026, the board of directors (the “Board”) of PROCEPT BioRobotics Corporation (the “Company”) approved (i) an increase in the size of the Board from nine members to ten members, (ii) appointed Dr. Michael Mack as a new member of the Board to fill the resulting vacancy, effective immediately.

Dr. Mack was classified as a Class II director, and his initial term will expire at the Company’s 2029 annual meeting of stockholders and until his successor has been elected and qualified, or until his earlier death, resignation or removal. The Board has determined that Dr. Mack is an “independent director” as defined under the applicable rules and regulations of the Securities and Exchange Commission (“SEC”) and the listing requirements and rules of the Nasdaq stock market.

Dr. Mack is a cardiac surgeon who has practiced in Dallas, Texas since 1982 and is board-certified in internal medicine, general surgery and thoracic surgery. He currently serves as Chairman of the Board of the Baylor Scott & White Research Institute and Associate Academic Officer of Baylor Scott & White Health. Dr. Mack also serves as Chair of the American Board of Thoracic Surgery, Co-Chair of the FDA Heart Valve Collaboratory, Senior Vice Chair of the National Institutes of Health’s Cardiothoracic Surgical Trials Network, and a consultant to the Mussallem Congenital Heart Disease Alliance. His prior leadership roles include serving as President of the Society of Thoracic Surgeons in 2011, President of the Thoracic Surgery Foundation for Research and Education from 2009 to 2011, President of the Southern Thoracic Surgical Association in 2009 and President of the International Society for Minimally Invasive Cardiothoracic Surgery in 2000. Dr. Mack has more than 1,100 peer-reviewed publications. He earned his medical degree from Saint Louis University and completed residencies in internal medicine at the University of Minnesota and in general surgery and thoracic surgery at the University of Texas Southwestern Medical Center.

Dr. Mack will be compensated in a manner consistent with the Company’s other non-employee directors, as described under the heading “Non-Employee Director Compensation” in the Company’s definitive proxy statement filed with the SEC on April 22, 2026 and in accordance with the Non-Employee Director Compensation Program. Dr. Mack will also enter into the Company’s standard director and officer indemnification and advancement agreement, the form of which was filed by the Company as Exhibit 10.5 to the Amendment to Company’s registration statement on Form S-1/A (File No. 333-258898), filed with the SEC on September 8, 2021. There are no arrangements or understandings between Dr. Mack and any other persons pursuant to which he was appointed as a director. Furthermore, there are no transactions in which Dr. Mack has an interest that would be required to be reported under Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROCEPT BIOROBOTICS CORPORATION

Date: October 2, 2026	By:	/s/ Alaleh Nouri
Alaleh Nouri
Chief Legal Officer and Secretary